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                                                                     EXHIBIT 4.1


     Common Stock          [LOGO]                          Common Stock

       [Number]            Universe2U Inc                    [Shares]

                    INCORPORATED UNDER THE   SEE REVERSE FOR CERTAIN DEFINITIONS
                 LAWS OF THE STATE OF NEVADA             CUSIP 914019 10 4






This Certifies that


is the owner of



             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK,
                                UNIVERSE2U INC.

(the "Corporation") transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                                    [SEAL]
/s/ Angelo Boujos                                     /s/ Paul Pathak
-------------------------                             -------------------------
CHAIRMAN                                              SECRETARY


COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK, NY)


TRANSFER AGENT AND REGISTRAR

By:

AUTHORIZED SIGNATURE